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Exhibit 99.1


                    ECOM CORPORATION AGREES TO ACQUIRE ASSETS
                      OF THE NEW YORK BAKING COMPANY, INC.

      New York, NY
      May 29, 2002


      ECOM Corporation (OTC:BB "ECCM") announced today that it has entered into definitive agreements to acquire the assets of The New York Baking Company, Inc., d/b/a Fink Baking Company. Concurrently, Brian Kitts, the president, CEO and director of ECOM, appointed Rounsevelle W. Schaum as a director and chairman of the board. Mr. Kitts and his wife Laurie Bird Kitts, ECOM's secretary and treasurer, both delivered their resignations to ECOM. Mr. Schaum appointed Salvatore J. Liga as a director, president and CEO. Both Mr. Schaum and Mr. Liga will serve until the next shareholders' meeting. Colbake Holdings, Inc., which is controlled by a principal of The New York Baking Company, purchased control of ECOM.

      Mr. Schaum is the Chairman of Newport Capital Partners, a private investment firm, and is a director of Quigley Corporation (NASDAQ:NMS "QGLY"). He is a graduate of Stanford University and the Harvard Business School and was formerly the Chairman of the Center for Management Sciences and the California Small Business Development Company.

      Mr. Liga holds a bachelors degree in economics and psychology from Columbia University and a J.D. degree from Pace University. He has been a practicing attorney for seven years and is admitted to the New York, Connecticut and federal bars and to the United States Supreme Court. In December 2000, after retiring from the practice of law, Mr. Liga purchased the assets of the Fink Baking Company and has since been actively involved in the day to day management of the Company. Mr. Liga, age 33, grew up in the bakery business and is experienced in every aspect of day to day
operations.   Mr. Liga's family has been in the baking business for three generations in the New York area and South Florida.

      Mr. Liga stated, "This transaction creates a vehicle for our future growth. It also sets the stage for our expansion into the retail marketplace and beyond the geographic borders of the New York Tri-State area."

      "Established in 1888, Fink Baking is known in the New York City market as the dominant manufacturer and distributor of white bread, whole wheat bread, hamburger and hot dog buns. Our motto is "For over 100 years FINK means good bread". Our hallmark product is white bread packaged in wax paper for use in the food service industry. Our customers include the NYC Board of Education, NYC Health and Hospitals Corporation, hundreds of hospitals and nursing homes, stadiums and arenas and thousands of small restaurants and coffee shops throughout New York City and Long Island. Our distribution fleet of over 100 bread trucks is the largest of any bakery serving the food service industry in the region. We will continue our production and distribution operations at our 155,000 square foot facility in Long Island City, New York."

      "In 2001, the Company enjoyed net sales of over $40,000,000 and we expect that figure to increase significantly in 2002." Mr. Liga continued, "We expect to achieve aggressive growth through a series of acquisitions, the introduction of new products such as croissants, licensing agreements, expansion into New England and our entrance into the retail marketplace."
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      Statements about the Company's future expectations and all other future statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Exchange Act of 1933, Section 21E, of the Securities Exchange Act of 1934 and as the term is defined in the Private Litigation Reform Act of 1995.

      The Company intends that such "forward-looking statements" be subject to the safe harbors created thereby. Since these statements involve certain risks and uncertainties and are subject to change at anytime, the Company's actual results may differ materially from expected results.

CONTACT:    Consulting For Strategic Growth, Ltd.
            Stanley Wunderlich
            800-625-2236
            csfg@consultant.com